Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-12
*CUSIP:	21988G395

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending
October 1, 2007.

INTEREST ACCOUNT

Balance as of	April 1, 2007.....	$0.00
	Scheduled Income received on securities.....	$1,821,153.60
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to the Holders.....	-$1,821,153.38
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.22
Balance as of	October 1, 2007.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	April 1, 2007.....	$0.00
Scheduled Principal received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	October 1, 2007.....	$0.00

UNDERLYING SECURITIES HELD AS OF	October 1, 2007

Principal Amount	Title of Security
$69,776,000	Motorola, Inc. 5.22% Debentures due October 1, 2097
	*CUSIP:	620076AM1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.